UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/9/2011

Commission File Number

Kraton Performance Polymers, Inc. 001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Kraton Performance Polymers, Inc.	Delaware	20-0411521
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 9, 2011, the employment with the company of Louis A. Vitale, Corporate Controller and the principal accounting officer of Kraton Performance Polymers, Inc., ceased.

Effective May 9, 2011, the board of directors appointed Stephen E. Tremblay, the company’s Vice President and Chief Financial Officer, to serve as the Company’s principal accounting officer on an interim basis until a successor can be identified and appointed to the principal accounting officer position. Mr. Tremblay, age 52, was appointed Vice President and Chief Financial Officer in January 2008. From 1997 to 2007, Mr. Tremblay held various financial positions, including Chief Financial Officer at Vertis, Inc., a provider of print advertising and media technology. Mr. Tremblay also held senior finance positions at Wellman, Inc., a provider of polyester fiber and resins, from 1990 to 1997 and was a member of the accounting and auditing practice at Ernst & Young, from 1983 to 1990. Mr. Tremblay earned a B.S. degree in Business Administration from Bryant University and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: May 12, 2011	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer